Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Clarivate Plc of our report dated April 26, 2021, relating to the financial statements of ProQuest LLC incorporated by reference in the Current Report on Form 8-K dated December 1, 2021 (as amended on February 3, 2022). We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Detroit, MI

December 1, 2022